EXHIBIT A

FORM OF ENTEGRA VOTING AGREEMENT

[attached]

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated April [●], 2019, is entered into by and between First Citizens BancShares, Inc., a Delaware corporation (“BancShares”), and [●] (the “Shareholder”).

R E C I T A L S

A.                  Concurrently with the parties’ execution of this Agreement, BancShares, First-Citizens Bank & Trust Company, a North Carolina chartered commercial bank and direct, wholly owned subsidiary of BancShares (“FCB”), FC Merger Subsidiary VII, Inc., a North Carolina corporation and direct, wholly owned subsidiary of FCB (“Merger Sub” and together with BancShares and FCB, collectively, the “BancShares Parties”), and Entegra Financial Corp., a North Carolina corporation (the “Company”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) and the conversion of the outstanding shares of Company Common Stock (as defined below) into the right to receive the Merger Consideration.

B.                  As a condition to their willingness to enter into the Merger Agreement, the BancShares Parties have required that the Shareholder execute and deliver this Agreement.

C.                  In order to induce the BancShares Parties to enter into the Merger Agreement, the Shareholder is willing to make certain representations, warranties, covenants, and agreements with respect to the shares of common stock, no par value, of the Company (“Company Common Stock”) “beneficially owned” (within the meaning of Rule 13d-3 (“Rule 13d-3”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended) by the Shareholder and identified below the Shareholder’s signature on the signature page to this Agreement (the “Owned Shares,” and together with any additional shares of Company Common Stock or any other class or series of capital stock of the Company contemplated by Section 7 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Defined Terms. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

2.                   Representations of Shareholder. The Shareholder represents and warrants to BancShares that:

(a)                 As of the date of this Agreement, the Shareholder is the beneficial owner (within the meaning of Rule 13d-3) of the Owned Shares.

(b)                As of the date of this Agreement, the Shareholder does not beneficially own (within the meaning of Rule 13d-3) any shares of Company Common Stock, or any shares of any other class or series of capital stock of the Company, other than the Owned Shares.

(c)                 The Shareholder has all necessary legal power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully the Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid, and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms.

3.                   Agreement to Vote Shares. The Shareholder irrevocably and unconditionally agrees that, during the term of this Agreement as specified in Section 8 below, the Shareholder will vote the Shares, and will cause any holder of record of the Shares to vote the Shares, (a) in favor of approval of (i) the Merger Agreement and the transactions contemplated thereby, at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment or postponement thereof, and (ii) any proposal to adjourn or postpone any such meeting of the shareholders of the Company, if necessary to solicit additional proxies (1) to secure the quorum necessary to conduct the business of such meeting or (2) in favor of approval of the Merger Agreement and the transactions contemplated thereby, and (b) against (i) any Acquisition Proposal, and (ii) any action, proposal, transaction, agreement, or other matter which would or would reasonably be expected to result in a material breach of any representation, warranty, covenant, or other obligation or agreement of the Company under the Merger Agreement or of the Shareholder under this Agreement; provided, however, that, if the manner in which the Shares (or any portion thereof) are owned is such that the Shareholder does not have the right to cause the Shares to be so voted, the Shareholder shall use the Shareholder’s best efforts to cause the Shares to be so voted; provided further, however, that there is no obligation hereunder to exercise any options or convert any convertible securities in order to obtain the right to vote any shares of Company capital stock.

4.                   No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in BancShares any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares shall remain with and belong to the Shareholder.

5.                   No Voting Trust or Other Arrangement. The Shareholder agrees that the Shareholder will not, and will not permit any Person under the Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxy with respect to the Shares inconsistent with the intent of this Agreement, or subject any of the Shares to any arrangement with respect to the voting of the Shares, other than agreements entered into with the BancShares Parties.

6.                   Transfer and Encumbrance. The Shareholder agrees that, during the term of this Agreement, the Shareholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, or otherwise dispose of (collectively, “Transfer”) any of the Shares, or enter into any contract, option, or other agreement or arrangement with respect to, or consent to, a Transfer of any of the Shares or the Shareholder’s voting or economic interest therein; provided, however, that this Section 6 shall not prohibit (i) a Transfer of the Shares by the Shareholder if, as a precondition to such Transfer, the transferee agrees in a written instrument, reasonably satisfactory in form and substance to BancShares, to be bound by all of the terms of this Agreement (including without limitation the provisions of Section 3 hereof pertaining to the voting of the Shares); (ii) a Transfer of the Shares by will or by operation of law, in which case this Agreement shall bind the transferee; or (iii) a Transfer of the Shares by the Shareholder to the Company in connection with the vesting, settlement, or exercise of Company Equity Awards. Any attempted Transfer of the Shares or any interest therein in violation of this Section 6 shall be null and void.

7.                   Additional Shares. The Shareholder agrees that all shares of Company Common Stock, and all shares of any other class or series of capital stock of the Company, that the Shareholder purchases, acquires the right to vote (other than as a named proxy), or otherwise acquires beneficial ownership (within the meaning of Rule 13d-3) of after the Shareholder’s execution of this Agreement (including without limitation any shares of Company capital stock issued as a dividend or in connection with a stock split or other distribution, recapitalization, or reclassification or shares issuable upon the conversion, vesting, settlement, or exercise of any warrant, right, option, restricted stock, restricted stock unit, or restricted share award, or other security) shall be subject to the terms of this Agreement and shall constitute “Shares” for all purposes of this Agreement.

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8.                   Termination. The term of this Agreement shall commence on the date of this Agreement. This Agreement shall terminate upon the earliest to occur of (a) the approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of the Company in accordance with the articles of incorporation and bylaws of the Company and applicable Law or (b) the termination of the Merger Agreement in accordance with its terms. Upon the termination of this Agreement, no party hereto shall have any further obligations or liability hereunder; provided, however, that the termination of this Agreement shall not relieve a party hereto of any liability for any breach of this Agreement occurring prior to the termination of this Agreement.

9.                   No Agreement as Director or Officer. The Shareholder makes no agreement or understanding herein in the Shareholder’s capacity as a director or officer of the Company. The Shareholder has executed this Agreement solely in his or her capacity as a beneficial owner of the Shares, and nothing in this Agreement (a) will limit or affect any actions or omissions taken by the Shareholder in the Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement, or (b) will be construed to prohibit, limit, or restrict the Shareholder from exercising the Shareholder’s fiduciary duties as a director or officer of the Company.

10.                Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if such party fails to comply with any of the obligations imposed on such party by this Agreement, that every such obligation is material, and that, in the event of any such failure, the other party will not have an adequate remedy at law or adequate damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy (including the remedy of specific performance), in addition to remedies at law and/or damages, is an appropriate remedy for any such failure and that it will not oppose the seeking of such relief on the basis that a party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party seeking or obtaining any such equitable relief or remedy.

11.                Entire Agreement; Amendment; Waivers. This Agreement supersedes all prior agreements, written and oral, between the parties hereto with respect to the subject matter hereof and contains the entire, integrated agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the parties hereto. No waiver of any provision hereof by a party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.                Disclosure. The Shareholder expressly authorizes BancShares and its Affiliates and the Company and its Affiliates to publish and disclose in any announcement, filing, or disclosure required by the SEC, the Proxy Statement, and any other filings made with a Governmental Entity in connection with the Merger Agreement or the transactions contemplated thereby, the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligations under this Agreement.

13.                Miscellaneous.

(a)                 This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of North Carolina, without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of North Carolina.

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(b)                Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the rights and obligations arising hereunder, or for recognition or enforcement of any judgment in respect of this Agreement or the rights and obligations arising hereunder, brought by the other party or its successors or assigns shall be brought and determined exclusively in a North Carolina state court located in Raleigh, Wake County, North Carolina, or the United States District Court for the Eastern District of North Carolina, Raleigh Division. Each of the parties hereto hereby irrevocably submits, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, by counterclaim, or otherwise, in any action or proceeding with respect to this Agreement or the rights and obligations arising hereunder, or for recognition or enforcement of any judgment in respect of this Agreement or the rights and obligations arising hereunder, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such courts or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (1) the action or proceeding in such courts is brought in an inconvenient forum, (2) the venue of such action or proceeding is improper, or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(c).

(d)                If any term or provision of this Agreement is determined to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon any determination that any term or provision of this Agreement is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby can be consummated as originally contemplated to the greatest extent possible.

(e)                 This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature page to this Agreement shall be deemed to be, and shall have the same force and effect as, an original signature page.

(f)                  All section headings contained in this Agreement are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

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(g)                Neither this Agreement nor any of the rights, interests, duties, or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

(h)                The Shareholder acknowledges that (a) the law firm Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. represents the BancShares Parties in connection with the Merger Agreement and the transactions contemplated thereby, (b) the law firm Hunton Andrews Kurth LLP represents the Company in connection with the Merger Agreement and the transactions contemplated thereby, and (c) neither of said firms has represented the Shareholder in connection with this Agreement or the Merger Agreement or any of the transactions contemplated thereby.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Voting Agreement as of the date first written above.

FIRST CITIZENS BANCSHARES, INC.

By:  _________________________________

____________________

____________________

________________________________

[—]

Number of shares of Company Common Stock owned by Shareholder: [—]

(Signature Page to Voting Agreement)